Amended Schedule B, as last revised March 30, 2012, to the Investment Sub-Advisory Agreement, dated
March 25, 2011, as amended September 15, 2011, between SIMC and Delaware Management Company, a series of Delaware Management Business Trust, with respect to the Emerging Markets Equity Fund is herein incorporated by reference to Exhibit (d)(14) of Post-Effective Amendment No. 58 to Registrants
Registration Statement on Form N-1A (File Nos. 033-
22821 and 811-05601), filed with the SEC on January
28, 2013.

Investment Sub-Advisory Agreement dated September
20, 2012 between SIMC and Kleinwort Benson Investors
International Ltd with respect to the Emerging
Markets Equity Fund is herein incorporated by reference to Exhibit (d)(21) of Post-Effective
Amendment No. 58 to Registrants Registration
Statement on Form N-1A (File Nos. 033-22821 and 811-
05601), filed with the SEC on January 28, 2013.

Amended Schedule B, dated December 5, 2012, to the
Investment Sub-Advisory Agreement dated September
28, 2010 between SIMC and Tradewinds Global
Investors, LLC with respect to the International
Equity Fund is herein incorporated by reference to Exhibit (d)(31) of Post-Effective Amendment No. 58 to Registrants Registration Statement on Form N-1A
(File Nos. 033-22821 and 811-05601), filed with the SEC on January 28, 2013.